                                                                    EXHIBIT 10.2

                         ACCESS RADIOLOGY CORPORATION

                  SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              SEPTEMBER 30, 1997

                               TABLE OF CONTENTS

1.   Purchase And Sale Of Stock.......................................................     -1-
          1.1       Sale And Issuance Of Series J Preferred Stock.....................     -1-
          1.2       Closing...........................................................     -1-

2.   REPRESENTATIONS AND WARRANTEES OF THE COMPANY....................................     -2-
          2.1       Organization; Good Standing; Qualification........................     -2-
          2.2       Authorization.....................................................     -3-
          2.3       Valid Issuance Of Preferred And Common Stock......................     -3-
          2.4       Governmental Consents.............................................     -3-
          2.5       Capitalization And Voting Rights..................................     -3-
          2.6       Subsidiaries......................................................     -4-
          2.7       Contracts And Other Commitments...................................     -5-
          2.8       Related Party Transactions........................................     -5-
          2.9       Registration Rights...............................................     -5-
          2.10      Clearances, Approvals, Etc........................................     -6-
          2.11      Compliance With Other Instruments.................................     -6-
          2.12      Litigation........................................................     -6-
          2.13      Disclosure........................................................     -6-
          2.14      Offering..........................................................     -7-
          2.15      Title To Property And Assets; Leases..............................     -7-
          2.16      Financial Statements..............................................     -7-
          2.17      Changes...........................................................     -8-
          2.18      Intangibles.......................................................     -9-
          2.19      Employees; Employee Compensation..................................     -9-
          2.20      Tax Returns, Payments, And Elections..............................    -10-
          2.21      Insurance.........................................................    -10-
          2.22      Environmental And Safety Laws.....................................    -11-
          2.23      Minute Books......................................................    -11-

3.   Representations And Warranties of The Investors..................................    -11-
          3.1       Authorization.....................................................    -11-
          3.2       Purchase Entirely For Own Account.................................    -11-
          3.3       Reliance Upon Investors' Representations..........................    -11-
          3.4       Receipt Of Information............................................    -12-
          3.5       Investment Experience.............................................    -12-
          3.6       Accredited Investor...............................................    -12-
          3.7       Restricted Securities.............................................    -12-

4.   Conditions Of Investors' Obligations At Closing..................................    -12-
          4.1       Representations And Warranties....................................    -12-
          4.2       Performance.......................................................    -13-
          4.3       Qualifications....................................................    -13-
          4.4       Proceedings And Documents.........................................    -13-
          4.5       Board Of Directors................................................    -13-
          4.6       Opinions Of Counsel...............................................    -13-
          4.7       Investors Rights Agreement........................................    -13-
          4.8       Officer's Certificate.............................................    -13-
          4.9       Good Standing Certificates........................................    -13-

5.   Conditions of the Company's Obligations at Closing...............................    -14-
          5.1       Representations And Warranties....................................    -14-
          5.2       Performance.......................................................    -14-
          5.3       Qualifications....................................................    -14-
          5.4       Proceedings And Documents.........................................    -14-
          5.5       Investors Rights Agreement........................................    -14-

6.   Miscellaneous....................................................................    -14-
          6.1       Governing Law.....................................................    -14-
          6.2       Survival..........................................................    -14-
          6.3       Successors And Assigns............................................    -15-
          6.4       Severability......................................................    -15-
          6.5       Amendment And Waiver..............................................    -15-
          6.6       Delays Or Omissions...............................................    -15-
          6.7       Notices...........................................................    -15-
          6.8       Attorneys' Fees...................................................    -16-
          6.9       Titles And Subtitles..............................................    -16-
          6.10      Counterparts......................................................    -16-
          6.11      Entire Agreement..................................................    -16-
          6.12      Finder's Fees.....................................................    -16-
          6.13      Expenses..........................................................    -16-

Exhibits:

A    Schedule of Investors
B    Restated Certificate
C    Schedule of Exceptions
D    Investors Rights Agreement

                         ACCESS RADIOLOGY CORPORATION

                  SERIES J PREFERRED STOCK PURCHASE AGREEMENT

     This Series J Preferred Stock Purchase Agreement (this "Agreement") is made as of September 30, 1997 by and between Access Radiology Corporation, a Delaware corporation (the "Company"), and each of the persons and entities listed on Exhibit A (individually, an "Investor" and collectively, the "Investors").

     The parties agree as follows:

1.   Purchase And Sale Of Stock.

     1.1  Sale And Issuance Of Series J Preferred Stock.

          (a) The Company will adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined in Section 1.2(a)) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").

          (b) On the terms and subject to the conditions of this Agreement, each Investor will purchase and the Company will sell and issue to each Investor that number of shares of the Company's Series J Preferred Stock set forth opposite each Investor's name on Exhibit A at a purchase price of $1.10 per share. The Series J Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. The obligations of the Investors under this Agreement are several and not joint.

     1.2  Closing.

          (a) The purchase and sale of the Series J Preferred Stock, by the Investors listed on Exhibit A as of the date hereof, will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California at 10:00 a.m. on the date hereof or at such other time and place as the Company and Bedrock Capital Partners I, L.P. mutually agree, either orally or in writing (which time and place are designated as the "Initial Closing"). In addition, the purchase and sale of the Series J Preferred Stock by and to the Additional Investors (as defined in Section 1.3) in accordance with Section 1.3 will take place at the offices of the Company or at such other places and at such times as the Company and Additional Investors mutually agree, either orally or in writing (together with the Initial Closing, each such time and place is designated as a "Closing").

          (b) At each Closing, the Company will deliver to each Investor a certificate representing the shares of Series J Preferred Stock that such Investor is purchasing at such

Closing against payment of the purchase price therefor by check, wire transfer or as otherwise set forth on Exhibit A.

     1.3  Subsequent Sale of Series J Preferred Stock.

     If less than all of the authorized number of shares of Series J Preferred Stock are sold at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell, on or before the 45th day after the date hereof, up to the balance of the authorized but unissued Series J Preferred Stock to such persons as the Board of Directors of the Company may determine at the same price per share as the Series J Preferred Stock purchased and sold at the Initial Closing. Any such sale shall be made upon the same terms and conditions as those contained herein, and such persons or entities ("Additional Investors") shall become parties to this Agreement and the Investors Rights Agreement (as defined in Section 2.1), and will be an Investor for all purposes hereunder and thereunder.

2.   REPRESENTATIONS AND WARRANTEES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor that, except as set forth on the schedule of exceptions attached as Exhibit C (the "Schedule of Exceptions"):

     2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties or financial condition of the Company and its Subsidiaries (as defined in Section 2.6) taken as a whole (a "Material Adverse Effect"). The Company has no material assets or properties owned or leased by it situated in, or employees or representatives authorized to bind it by contract resident in jurisdictions other than Massachusetts, Georgia and Texas. The Company's sales are made F.O.B. at the Company's principal offices in Massachusetts. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and at each Closing will have all requisite corporate power and authority to execute and deliver the Investors Rights Agreement attached hereto as Exhibit D (the "Investors Rights Agreement"), to issue and sell the Series J Preferred Stock pursuant to this Agreement and the Common Stock (as defined in Section 2.5) issuable upon conversion thereof and to carry out the provisions of this Agreement, the Investors Rights Agreement and the Restated Certificate.

     2.2 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series J Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Initial Closing. This Agreement and the Investors Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     2.3 Valid Issuance Of Preferred And Common Stock. The Series J Preferred Stock that is being purchased by the investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series J Preferred Stock being purchased under this Agreement at each Closing will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors Rights Agreement and under applicable state and federal securities laws.

     2.4 Governmental Consents. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the Company's execution, delivery or performance of this Agreement or the Investors Rights Agreement, the offer, sale or issuance of the Series J Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series J Preferred Stock, except (a) the filing of the Restated Certificate with the Secretary of State of the State of Delaware and
(b) such filings as have been made prior to the Initial Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and such post-closing filings as may be required under applicable state securities laws, all of which will be timely filed within the applicable periods therefor.

     2.5 Capitalization And Voting Rights. The authorized capital of the Company will consist immediately prior to the Initial Closing of:

          (a) 35,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 1,081,834 shares are issued and outstanding.

          (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"): (1) 716 of which have been designated as Series B Preferred Stock (all of which are issued and outstanding); (2) 450 of which have been designated as Series C Preferred Stock (all of which are issued and outstanding); (3) 345 of which have been designated as Series E Preferred Stock (344.39 of which are issued and outstanding); (4) 1,000 of which have been designated as Series F Preferred Stock (all of which are issued and outstanding); (5) 816 of which have been designated as Series G Preferred Stock (815.87 of which are issued and outstanding); (6) 400 of which have been designated as Series H Preferred Stock (all of which are issued and outstanding); and (7) 7,230,000 of which have been designated as Series J Preferred Stock (none of which will be issued or outstanding immediately prior to the Initial Closing and up to 6,820,909 of which will be sold pursuant to this Agreement).

     (c) The outstanding shares of Common Stock and Preferred Stock are owned by the stockholders and in the numbers specified in Section 2.5 of the Schedule of Exceptions.

     (d) The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (e) Except for (1) the conversion privileges of the Preferred Stock, (2) the rights provided in the Investors Rights Agreement and (3) currently outstanding options to purchase 1,267,657 shares of Common Stock granted to employees pursuant to the Company's 1994 Stock Plan (the "Option Plan") and currently outstanding options to purchase 59,228 shares of Common Stock granted to employees outside of the Option Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the Company has reserved an additional 1,582,343 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge there is no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security of the Company or the voting by a director of the Company.

     2.6 Subsidiaries. Set forth in Section 2.6 of the Schedule of Exceptions is a description of each corporation owned by the Company (collectively, the "Subsidiaries") and the security ownership thereof. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. All of the outstanding equity securities (including securities or instruments exercisable for or convertible into equity securities) of each of the Subsidiaries are owned by the Company beneficially and of record and are not subject to any mortgages, liens, claims or encumbrances. There are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company or any of the Subsidiaries of any securities of any of the Subsidiaries.

     2.7 Contracts And Other Commitments. Neither the Company nor any of its Subsidiaries has or is bound by any contract, agreement, lease or commitment, written or oral, absolute or contingent, other than (a) contracts for the purchase of supplies and services that were entered into in the ordinary course of business, do not involve more than $50,000 and do not extend for more than one year beyond the date hereof, (b) sales contracts entered into in the ordinary course of business and (c) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company or one of its Subsidiaries that are not material to the conduct of the business of the Company and its Subsidiaries. For the purpose of this Section 2.7, employment and consulting contracts, contracts with labor unions, license agreements and any other agreements relating to the acquisition or disposition of Intangibles (as defined in Section 2.18) other than standard end-user license agreements will not be considered to be contracts entered into in the ordinary course of business.

     2.8 Related Party Transactions. No employee, officer, consultant, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Option Plan). To the Company's knowledge (without making an investigation as to persons who are not officers or directors), none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that employees, stockholders, consultants, officers or directors of the Company or any of its Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company or any of its Subsidiaries. To the Company's knowledge, no officer, director, consultant, employee or stockholder of the Company or any of its Subsidiaries or any member of his or her immediate family is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries (other than such contracts as relate to any such person's employment with the Company or one of its Subsidiaries or ownership of capital stock or other securities of the Company).

     2.9 Registration Rights. Except as provided in the Investors Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     2.10 Clearances, Approvals, Etc. The Company and its Subsidiaries have all clearances, approvals, franchises, permits, licenses and any similar authority including, without limitation, all approvals and clearances from the U.S. Food and Drug Administration necessary for the conduct of their business as now being conducted, and the Company believes they can obtain, without undue burden or expense, any similar authority for the conduct of the business of the Company and its Subsidiaries as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Compliance With Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (a) any provision of its certificate of incorporation or bylaws, (b) any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or (c) to the best of the Company's knowledge, any judgment, order, writ, decree, statute, rule, regulation or restriction applicable to it including, without limitation, the U.S. Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, which default or violation has had or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the Investors Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license or similar authority applicable to the Company or any of its Subsidiaries, any of their business or operations or any of their assets or properties.

     2.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement or the Investors Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or in any change in the current equity ownership of the Company. Neither the Company nor any of its Subsidiaries is a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

     2.13 Disclosure. The Company has provided each Investor with all information reasonably available to it without undue expense that such Investor has requested in writing for deciding whether to purchase the Series J Preferred Stock. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor the Investors Rights Agreement nor the other written materials made or delivered in connection with the transactions contemplated hereby, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made or otherwise, not misleading.

     2.14 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series J Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.15 Title To Property And Assets; Leases. Except for (a) liens reflected in the Financial Statements (as defined in Section 2.16), (b) liens for current taxes not yet due or payable, (c) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(e) minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company and its Subsidiaries have good and marketable title to their property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets they lease, the Company and its Subsidiaries are in compliance with such leases and, to the best of the Company's knowledge, hold a valid leasehold interest free of any mortgages, liens, claims or encumbrances, subject to clauses (a)-(d) above.

     2.16 Financial Statements. The Company has delivered to each Investor its audited consolidated financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at December 31, 1996 and for the fiscal years then ended and its unaudited financial statements (balance sheet and profit and loss statement and statement of cash flows) at June 30, 1997 and for the six months then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements omit notes thereto required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and each of the Subsidiaries on a consolidated basis as of the dates and for the periods indicated therein (subject in the case of unaudited financial statements to normal year end adjustments). Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements that in both cases, individually or in the aggregate, are not material to the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity. Each of the Company and its Subsidiaries maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.17  Changes.  Since June 30, 1997 there has not been:

           (a) any change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;

           (b) any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect;

           (c) any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

           (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except to the extent such satisfaction or discharge will not have a Material Adverse Effect;

           (e) any material change to a material contract or arrangement by which the Company or any of its Subsidiaries or any of their assets is bound or subject;

           (f) any material change in any compensation arrangement or agreement with any employee, officer, consultant, director or stockholder of the Company or any of its Subsidiaries;

           (g) any sale, assignment or transfer of any material Intangibles of the Company or any of its Subsidiaries;

           (h) any resignation or termination of employment of any key employee or key consultant of the Company or any of its Subsidiaries;

           (i) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its Subsidiaries;

           (j) any mortgage, lien, claim, encumbrance, pledge or security interest created by the Company or any of its Subsidiaries with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

           (k) any declaration, setting aside or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

           (l) to the Company's knowledge, any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect; or

           (m) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.17.

     2.18 Intangibles. To the best of its knowledge, the Company and its Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intangibles") necessary for their business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except for standard end-user license agreements and licenses set forth in Section 2.18 of the Schedule of Exceptions (the "Material Licenses"), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intangibles of any other person or entity. To the Company's knowledge, each Material License is valid and in full force and effect, and is enforceable by the Company or one of its Subsidiaries in accordance with its terms. To the Company's knowledge, no person or entity has violated or breached, or declared or committed any default under, any Material License. To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (a) result in a violation or breach of any of the provisions of any Material License, (b) give any person or entity the right to declare a default or exercise any remedy under any Material License, (c) give any person or entity the right to accelerate the maturity or performance of any Material License or
(d) give any person or entity the right to cancel, terminate or modify any Material License. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or breached any provision of a Material License or misappropriated or by conducting its business as proposed would misappropriate any of the Intangibles of any other person or entity.

     2.19 Employees; Employee Compensation. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between the Company or any of its Subsidiaries and any of their employees. None of the employees of the Company or any of its Subsidiaries belongs to any union or collective bargaining unit. To the best of the Company's knowledge, the Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company or any of its Subsidiaries is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any of its Subsidiaries, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use by the employee of his or her best efforts with respect to such business. Neither the execution nor delivery of this Agreement or the Investor Rights Agreement nor the carrying on of the business of the Company and its

Subsidiaries by their employees nor the conduct of such business as proposed will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan (other than the Option Plan), profit sharing plan, retirement agreement or other employee compensation agreement. The Company is not aware that any officer or key employee or consultant, or that any group of key employees or consultants, of the Company or any of its Subsidiaries intends to terminate their employment or service with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment or service of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each employee of the Company or any of its Subsidiaries is terminable at the will of the employer.

     2.20 Tax Returns, Payments, And Elections. The Company and each of its Subsidiaries have timely filed all tax returns and reports (federal, foreign, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company and each of its Subsidiaries have paid all takes and other assessments due, except those contested in good faith. The provision for taxes as shown in the Financial Statements is adequate for taxes due or accrued as of the dates thereof. Neither the Company nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has had any tax deficiency proposed or assessed against it or has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the income tax returns of the Company or any of its Subsidiaries and none of their state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities . Since the end of the Company's last fiscal year, the Company and its Subsidiaries have made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to their business, properties and operations. The Company and its Subsidiaries have withheld or collected from each payment made to each of its employees the amount of all taxes including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     2.21 Insurance. The Company and its Subsidiaries have in full force and effect fire and casualty insurance policies sufficient in amount (subject to reasonable deductibles) to allow them to replace any properties that might be damaged or destroyed, the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     2.22 Environmental And Safety Laws. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation has had or could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.23 Minute Books. The copy of the minute books of the Company provided to Cooley Godward LLP contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

3.   Representations And Warranties Of The Investors.

     Each Investor hereby represents and warrants to the Company that:

     3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Investors Rights Agreement, and this Agreement and the Investors Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of such Investor.

     3.2 Purchase Entirely For Own Account. The Series J Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or to any third party with respect to any of the Securities.

     3.3 Reliance Upon Investors' Representations. Such Investor understands that the Series J Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Such Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Series J Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such intention.

     3.4 Receipt Of Information. Such Investor believes it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Series J Preferred Stock. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series J Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

     3.5 Investment Experience. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Series J Preferred Stock. If other than an individual, such Investor has not been organized for the purpose of acquiring the Series J Preferred Stock.

     3.6 Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     3.7 Restricted Securities. Such Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, such Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

4.   Conditions Of Investors' Obligations At Closing.

     The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of such Investor's purchase of each of the following conditions, the waiver of which will not be effective against any Investor who does not consent in writing thereto:

     4.1 Representations And Warranties. The representations and warranties of the Company contained in Section 2 will be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series J Preferred Stock pursuant to this Agreement will be duly obtained and effective as of such Closing, except for the filing of a Form D pursuant to Regulation D promulgated under the Securities Act and for the filing of any required state securities or blue sky filings.

     4.4 Proceedings And Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Cooley Godward LLP, which will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.5 Board Of Directors. Effective as of the Initial Closing, the directors of the Company will be James Bochnowski, Thomas Neff, Thomas Pyle, Michael Schmertzler, Scott Sheldon, Donald Strange and Dr. Jason Rosenbluth.

     4.6 Opinions Of Counsel. Each Investor purchasing on the date hereof will have received from Ropes & Gray, corporate counsel for the Company, an opinion, dated the date of the Initial Closing, in form and substance satisfactory to Cooley Godward LLP.

     4.7 Investors Rights Agreement. The Company and each Investor will have entered into the Investors Rights Agreement.

     4.8 Officer's Certificate. The President of the Company will have delivered to each Investor purchasing on the date hereof a certificate, dated as of the Initial Closing, to the effect that the conditions specified in Sections 4.1, 4.2, 4.3 and 4.5 have been fulfilled with respect to the Initial Closing.

     4.9 Good Standing Certificates. The Company will have delivered to Cooley Godward LLP good standing certificates, dated as of the Initial Closing, from each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires qualification as a foreign corporation and where the failure to so qualify would have a Material Adverse Effect.

5.   Conditions Of The Company's Obligations At Closing.

     The obligations of the Company to each Investor under Section 1.1(a) of this Agreement are subject to the fulfillment on or before the Closing of such Investor's purchase of each of the following conditions by that Investor:

     5.1 Representations And Warranties. The representations and warranties of each Investor contained in Section 3 will be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 Performance. The Investors will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

     5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series J Preferred Stock pursuant to this Agreement will be duly obtained and effective as of such Closing.

     5.4 Proceedings And Documents. All corporate and other proceedings in connection with the transactions completed at such Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Ropes & Gray, which will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     5.5 Investors Rights Agreement. The Company and each Investor will have entered into the Investors Rights Agreement.

6.   Miscellaneous.

     6.1 Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 Survival. The representations, warranties, covenants and agreements made herein will survive any investigation made by any Investor and for two years after the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate delivered by or on behalf of the Company pursuant hereto at the Initial Closing in connection with the transactions contemplated hereby will be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 Successors And Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     6.4 Severability. In case any provision of this Agreement is invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     6.5  Amendment And Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 66 2/3% of the Series J Preferred Stock sold hereunder.

          (b) Except as otherwise expressly provided, (1) the obligations of the Company and the rights of the Investors under this Agreement may be waived by any Investor only in writing and for all Investors only with the written consent of the holders of at least 66 2/3% of the Series J Preferred Stock sold hereunder, and (2) the obligations of the Investors and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

     6.6 Delays Or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach, default or noncompliance of any other party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under the Agreement or any waiver on such Investor's part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to the parties hereto, will be cumulative and not alternative.

     6.7 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (3) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto.

     6.8 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

     6.9 Titles And Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

     6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     6.12 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     6.13 Expenses. Irrespective of whether the Initial Closing is effected, the Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company will, at the Initial Closing, reimburse the reasonable fees of Cooley Godward LLP and will, upon receipt of a reasonably detailed bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

The parties have executed this Agreement as of the date first above written.


                              Access Radiology Corporation

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________

                              Bedrock Capital Partners I, L.P.

                              By: Volpe Brown Whelan & Company, LLC,
                                  Its General Partner

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________


                              Bedrock Capital Partners Side-By-Side, L.P.

                              By: Volpe Brown Whelan & Company, LLC,
                                  Its General Partner

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              VBW Partners, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Seaflower Health and Technology
                              Fund, LLC

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              J&L Sherblom Family, LLC

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Privat Kredit Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Pictet Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Pictet Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address: __________________________
                                       __________________________
                                       __________________________

                              ICD, Ltd.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Guadamur LTD.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Privat Kredir Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Rigel Investment Corp.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Rigel Investment Corp. #2

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              Privat Kredir Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                                 Gole Inc. A

                                 Signature:  _______________________
                                 Printed Name:  ____________________
                                 Title:  ___________________________

                                 Address:  __________________________
                                           __________________________
                                           __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Pacific Venture Group, L.P.

                              By:  PVG Equity Partners, L.L.C
                                   Its General Partner


                              Signature:  _______________________
                              Printed Name:
                              Title:  Member

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              PVG Associates, L.P.

                              By:  PVG Equity Partners, L.L.C.
                                   Its General Partner

                              Signature:  _______________________
                              Printed Name:
                              Title:  Member

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Delphi Ventures III, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              Delphi BioInvestments III, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                                   Exhibit A

                             Schedule of Investors

----------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares of
                                                                                Series J Preferred
                                                      Total                      Stock Purchased
               Investor Name                      Investment*
----------------------------------------------------------------------------------------------------------------
Bedrock Capital Partners I, L.P.                   $1,800,000.40                  1,636,364
----------------------------------------------------------------------------------------------------------------
Bedrock Capital Partners Side-By-Side, L.P.           199,999.80                    181,818
----------------------------------------------------------------------------------------------------------------
Pacific Venture Group, L.P.                         2,865,660.60                  2,605,146
----------------------------------------------------------------------------------------------------------------
PVG Associates, L.P.                                  134,339.70                    122,127
----------------------------------------------------------------------------------------------------------------
Delphi BioInvestments III, L.P.                         9,440.10                      8,582
----------------------------------------------------------------------------------------------------------------
Delphi Ventures III, L.P.                             524,255.48                    476,596
----------------------------------------------------------------------------------------------------------------
J&L Sherblom Family, LLC                               76,282.19                     69,347
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                    101,561.64                     92,329
----------------------------------------------------------------------------------------------------------------
Pictet Bank                                           101,479.45                     92,254
----------------------------------------------------------------------------------------------------------------
Pictet Bank                                           101,512.33                     92,284
----------------------------------------------------------------------------------------------------------------
ICD, Ltd.                                              50,608.22                     46,007
----------------------------------------------------------------------------------------------------------------
Guadamur Ltd.                                         101,594.52                     92,359
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                     50,904.11                     46,276
----------------------------------------------------------------------------------------------------------------
Rigel Investment Corp.                                 50,180.82                     45,619
----------------------------------------------------------------------------------------------------------------
Rigel Investment Corp. #2                              50,180.82                     45,619
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                    101,561.64                     92,329
----------------------------------------------------------------------------------------------------------------
Gole Inc. A                                            50,780.82                     46,164
----------------------------------------------------------------------------------------------------------------
TOTALS                                              6,522,907.04                  5,929,915
----------------------------------------------------------------------------------------------------------------

*  Assumes conversion of certain convertible notes on September 30, 1997.

                                   Exhibit A

                             Schedule of Investors


---------------------------------------------------------------------------------
                                                              Number of Shares of
                                                              Series J Preferred
                Investor Name                     Total         Stock Purchased
                                               Investment*
---------------------------------------------------------------------------------
Bedrock Capital Partners I, L.P.               $1,800,000.40            1,636,364
---------------------------------------------------------------------------------
Bedrock Capital Partners Side-By-Side, L.P.       199,999.80              181,818
---------------------------------------------------------------------------------
Pacific Venture Group, L.P.                     2,865,660.60            2,605,146
---------------------------------------------------------------------------------
PVG Associates, L.P.                              134,339.70              122,127
---------------------------------------------------------------------------------
Delphi BioInvestments III, L.P.                     9,440.10                8,582
---------------------------------------------------------------------------------
Delphi Ventures III, L.P.                         524,255.48              476,596
---------------------------------------------------------------------------------
J&L Sherblom Family, LLC                           76,282.19               69,347
---------------------------------------------------------------------------------
Privat Kredir Bank                                101,561.64               92,329
---------------------------------------------------------------------------------
Pictet Bank                                       101,479.45               92,254
---------------------------------------------------------------------------------
ICD, Ltd.                                          50,608.22               46,007
---------------------------------------------------------------------------------
Guadamur Ltd.                                     101,594.52               92,359
---------------------------------------------------------------------------------
Privat Kredir Bank                                 50,904.11               46,276
---------------------------------------------------------------------------------
Rigel Investment Corp.                             50,180.82               45,619
---------------------------------------------------------------------------------
Rigel Investment Corp. #2                          50,180.82               45,619
---------------------------------------------------------------------------------
Privat Kredir Bank                                101,561.64               92,329
---------------------------------------------------------------------------------
Gole Inc. A                                        50,780.82               46,164
---------------------------------------------------------------------------------
TOTALS                                          6,522,907.04            5,929,915
---------------------------------------------------------------------------------

*    Assumes conversion of certain convertible notes on September 30, 1997.

                                   Exhibit C

                            SCHEDULE OF EXCEPTIONS

     Capitalized terms used herein and not otherwise defined have the meanings set forth in the Series J Preferred Stock Purchase Agreement, dated September 30, 1997, to which this Schedule of Exceptions is attached as Exhibit C. Disclosure of any matter in any item of this Schedule is deemed to be disclosure of such matter for purposes of all items with respect to which such matter is required to be disclosed. Disclosure of any matter in this Schedule does not, by implication or otherwise, indicate that such matter is material. Copies or forms of all of the documents listed or described below have been provided to Cooley Godward LLP and any summary below is qualified by reference to such documents.

     2.5(c) A list of the Company's shareholders has been provided to Cooley Godward LLP.

     2.5(d) The Company has issued a certificate for five shares of Series C Preferred Stock to Joseph Tortorici, a holder who in fact subscribed and paid for four shares. The Company is in the process of contacting Mr. Tortorici to correct this error.

     2.5(e) The Company has outstanding warrants to purchase 255,482 shares of Common Stock under various warrants issued in connection with private placements of the Company's equity securities. The Company also has outstanding an aggregate principal amount of $1,500,000 of Convertible Subordinated Notes (the "Notes") that are expected to be converted into Series J Preferred Stock on a dollar for dollar basis simultaneously with the Closing, and warrants to purchase an additional 409,091 shares of Series J Preferred Stock at an exercise price of $1.10 per share (the "Bridge Warrants"). The Bridge Warrants entitle the holders of the Bridge Warrants, until June 30, 2002, to purchase from the Company that amount of securities of the type issued in the Equity Financing having an aggregate purchase price in the Equity Financing of $450,000. 10 for an aggregate exercise price of $450,000.10.

     The Notes bear interest at the rate of 6% per annum, from the date of issuance. If at any time prior to October 31, 1997, the Company completes an Equity Financing (which for purposes of the Notes will be the sale of the Company's Series J Preferred Stock pursuant to the Purchase Agreement), each Note, effective on the closing of the Equity Financing, automatically converts into the amount of securities that a purchaser in the Equity Financing would receive upon payment of a purchase price equal to the outstanding principal and accrued interest of such Note.

     Attached hereto as Exhibit C-1 are Post-Closing Capitalization Tables of the Company which show the fully diluted Common Stock equivalent holdings of its stockholders, assuming a $7,500,000 Series J Preferred Stock financing.

     2.7  Contracts:

          1. Vendor Program Agreement, dated as of September 5, 1996, between the Company and DVI Financial Services, Inc.

          2. Master Lease Agreement, dated as of January 19, 1996 (renewed as of August 18, 1997), between the Company and LTI Ventures Leasing Corp.

          3. Loan Agreement, dated as of May 16, 1997, between the Company and Fleet National Bank, and related documentation.

          4. OEM Development Software Agreement, dated as of November 9, 1995 and amended May 20, 1997, between the Company and Mitra Imaging Incorporated.

          5. Software Development and Licensing Agreement, dated as of May 30, 1997, between the Company and AWARE, Inc.

          6. Amended and Restated Reseller Agreement, dated as of May 30, 1997, between the Company and ISG Technologies, Inc.

          7. Sublease Agreement, dated as of April 1, 1996, between the Company and The Future Now, Inc. (principal office and manufacturing facility).

          8. Purchase Agreement, dated as of September 1, 1996, between the Company and Lockheed Martin Medical Imaging Systems, Inc. (Note: The business of Lockheed Martin Medical Imaging Systems, Inc. was recently acquired by general Electric. The counterparty is now GE Medical Systems.)

          9. Employment Agreement, dated as of August 28, 1997, between the Company and Scott Sheldon.

          10. Employment Agreement, dated as of August 28, 1997, between the Company and Philip Holberton.

          11. Employment Agreement, dated as of August 28, 1997, between the Company and Howard Pinsky.

          12. Employment Agreement, dated as of August 28, 1997, between the Company and Diagnostic Imaging, Inc.

          13. Various confidentiality agreements with industry participants, the form of which has been provided to Cooley Godward UP.

          14. Stock option agreements with directors, employees and members of the Medical and Technical Advisory Board.

     2.8 Mr. Gary Sadow, a member of the Company's Medical and Technical Advisory Board to whom stock options ha ve been granted, is an officer of Sterling Diagnostic Imaging, Inc. ("Sterling"). The Company and Sterling have entered into a letter of intent regarding the resale by Sterling of ACCESS products. Mr. Sadow participated in the negotiation of definitive contractual documentation.

     The Company was not in compliance with certain of the financial covenants contained in the Fleet Loan documentation as of June 30, 1997. The Company has obtained a written waiver from Fleet Bank. The Company expects that the conditions giving rise to this non-compliance will be cured by the closing of the financial contemplated by the Series J Preferred Stock Purchase Agreement referenced above.

     2.12 The Company received a letter dated June 19, 1996 from counsel to American Telemedicine International ("ATI"), written on behalf of ATI and Massachusetts General Hospital ("MGH"). This letter states that ATI is "associated . . . through merger" with RSTAR, Inc. ("RSTAR"), which is a former employer of Howard Pinsky, an executive of the Company. The June 19th letter asserts that U.S. Patent No. 5,469,353, issued to Mr. Pinsky and others and assigned to the Company, is derived from proprietary information and trade secrets of NIGH and RSTAR, has been improperly assigned and is currently unenforceable due to incorrect ownership. The letter demands assignment of the patent to ATI and the addition of a current ATI employee as an inventor. The June 19th letter asserts that Mr. Pinsky had misappropriated proprietary information and trade secrets relevant to the patent that were provided to him while working for RSTAR. Counsel to ATI also made claims against Mr. Pinsky in a separate letter addressed to Mr. Pinsky personally. The Company has agreed to indemnify Mr. Pinsky against claims made against him in connection with this dispute.

     The June 19th letter contained an offer to make documentation supporting the claims of RSTAR and NIGH available to the Company. In a responsive letter dated July 3, 1996, patent counsel to the Company (Lahive & Cockfield) stated that a preliminary investigation indicated that the assertions of the June 19th letter were incorrect, and requested copies of the offered documentation. In a subsequent letter dated July 31, counsel to ATI stated that deliver of such documentation would be conditioned on execution by the Company of an enclosed "Confidential disclosure Agreement", the terms of which are unacceptable to the Company. The July 31 letter also requested that ATI receive documentation relevant to the patent from the Company. In a further response dated August 21, counsel to the Company stated that the agreement proposed by ATI was not acceptable, that in any event no confidentiality agreement should be required for disclosure of material now included in an issued patent, and that the Company was not prepared to deliver any material to ATI prior to receiving some substantiation of ATI's claims. The August 21 letter further stated the belief of ACCESS that the claims of ATI and MGH are without merit.

     Subsequent to August 21, 1996, counsel to the Company and counsel to ATI exchanged further letters and telephone calls regarding the terms on which ATI would be willing to make material supporting ATI's claims available to the Company. No resolution to this matter was reached, and ATI and its counsel have not communicated with the Company or its counsel since December 19, 1996, the date of the last letter that counsel to the Company sent to counsel to ATI on this matter.

     The Company believes that the claims of ATI and NIGH are without merit and intends to contest them vigorously.

     2.15 Fleet National Bank has a security interest in substantially all of the Company's assets to secure loans outstanding under the Loan Agreement referred to in Item 2.7.3.

     2.16    Reference is made to the matters disclosed in items 2.7 and 2.12.

     2.17(a) The Company issued $1,500,000 in principal amount of Convertible Subordinated Notes, together with warrants to purchase 409,091 shares of Series J Preferred Stock, in June 1997.

     The Company entered into a lease with Hartwell Group LLC for 25,404 square feet in Lexington, Massachusetts on September 26, 1997.

     Reference is made to all other matters disclosed in response to Section
2.17.

     2.17(b) The Company is a party to a Vendor Program Agreement with DVI Financial Services, Inc. ("DVI"), under which DVI had committed to provide financing to qualified customers for the purchase of ACCESS products. The Company has recently been informed that the business unit of DVI that provided this financing has been discontinued, and that DVI is therefore no longer in a position to continue the arrangements contemplated by the Vendor Program Agreement. The Company does not plan to take any action with respect to this matter.

     GE Medical Systems is a business unit of General Electric that succeeded through an asset purchase to the business of Lockheed Martin Medical Imaging ("LMMIS") and the Purchase Agreement between the Company and LMMIS. GE Medical Systems has informed the Company that, as a matter of policy, GE Medical Systems will not honor certain provisions of the LMMIS contract calling for rebates of discounts granted by the Company if volume purchase targets are not met. The Company and GE Medical Systems are in the process of amending the LMMIS contract to, among other things, eliminate these rebates.

     The Company has forgiven a loan of $10,000 to Dan Trott (Vice President of Sales and Marketing).

     2.17(f) The Company has entered into employment contracts with Scott Sheldon and Philip Holberton since June 30, 1997 (see item 2.7).

     2.18(h) Michael Schmertzler resigned as Chairman of the Board in July 1997.

     2.19    Reference is made to Item 2.7.

     2.20 The Company believes it is late in filing some of its state sales tax returns. The Company does not believe that these filings will have a Material Adverse Effect.

                                   Exhibit D


See Exhibit 10.3 filed with this Registration Statement.

                                      -6-